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REAL MOVEMENT FORWARD - 2005 PROJECTIONS


   o   STRONG REVENUE GROWTH, ESPECIALLY QTR 3 & 4

   o   INCREASED PROFITABILITY

   o   5 NEW ACCOUNTS

   o   EXPANDED SERVICES

   o   R&D INVESTMENT

   o   BUILDING COMPLEMENTARY REVENUE STREAMS

   o   MOMENTUM WELL INTO 2006